UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 30, 2011

THE GYMBOREE CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-21250	94-2615258
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 Howard Street, San Francisco, CA

94105

(Address of Principal Executive Offices, Including Zip Code)

(415) 278-7000

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On December 30, 2011, Jeffrey P. Harris submitted his resignation from his position as Chief Financial Officer of The Gymboree Corporation (the “Company”) effective January 20, 2012. Mr. Harris is resigning in order to pursue other opportunities.

(c) Lynda G. Gustafson, the Company’s Vice President, Corporate Controller and Treasurer, has been appointed as the Company’s principal financial officer on an interim basis effective January 23, 2012. In connection with Ms. Gustafson’s appointment, her annual base salary has been increased by $50,000 (to $300,000 on an annualized basis) for so long as she continues to serve as an interim principal financial officer. For further information regarding Ms. Gustafson, please refer to the relevant portions of the sections titled “Management,” “Executive Compensation” and “Certain Relationships and Related Party Transactions” of the Company’s prospectus dated June 14, 2011 (Registration No. 333-174262) filed with the Securities and Exchange Commission on June 14, 2011, which are incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE GYMBOREE CORPORATION

Date: January 6, 2012

	By:	/s/ MATTHEW K. MCCAULEY
Name: Matthew K. McCauley
Title: Chief Executive Officer